Exhibit 10.5

MOLINA HEALTHCARE, INC.
2011 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”) dated ______, ___, by and between MOLINA HEALTHCARE, INC., a Delaware corporation (the “Corporation”), and ____________ (the “Participant”), evidences the award of Performance Units (the “Award”) granted by the Corporation to the Participant as to the number of Performance Units first set forth below.

Total Number of Performance Units: ________ Award Date: _______

Performance Periods for the respective installment of the Award:
[insert performance period applicable to each installment of the award, and number of performance units with respect to each installment]

Vesting[1,2] The Award shall vest and become nonforfeitable as provided in Section 2 of the attached Terms and Conditions of Performance Unit Award (the “Terms”).

The Award is granted under the MOLINA HEALTHCARE, INC. 2011 EQUITY INCENTIVE PLAN AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2017 (the “Plan”) and subject to the Terms attached to this Agreement (incorporated herein by this reference) and to the Plan. The grant of the Award is conditioned on the approval of the proposal in the 2017 proxy statement to amend and restate the Plan. The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan, and the Prospectus for the Plan.

The Participant acknowledges and agrees that the Corporation may deliver, by electronic mail, the use of the Internet, including through the website of the agent appointed by the Committee to administer the Plan, the Corporation intranet web pages or otherwise, any information concerning the Corporation, this Award, the Plan, and any information required by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

PARTICIPANT	MOLINA HEALTHCARE, INC. a Delaware corporation

By:
[Name]		[Name], [Title]

[1]	Subject to adjustment under Section 4.2 of the Plan.
[2]	Subject to early termination under Section 10.7 of the Plan.

TERMS AND CONDITIONS OF PERFORMANCE UNIT AWARD

1.	Performance Units.

Each Performance Unit constitutes an unfunded and unsecured promise of the Corporation to deliver up to two shares of the Corporation’s common stock to the Participant (subject to adjustment as provided in Section 4.2 of the Plan) pursuant to the terms of this Agreement, subject to the vesting provisions in Exhibit A. The Performance Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Performance Units vest pursuant to Section 2. The Performance Units shall not be treated as property or as a trust fund of any kind.

2.	Vesting.

Subject to Section 7, the installments of the Award shall vest and become nonforfeitable at the vesting percentage levels set forth in Exhibit A, based on the achievement of the Performance Goals established by the Committee and set forth on Exhibit A attached hereto for the respective Performance Periods. In the event that the respective performance condition with respect to each installment of the Award is achieved, the respective installment of the Award shall become unconditionally due. Subject to Section 7, any Performance Units subject to the Award that do not vest in accordance with Exhibit A shall terminate as of the last day of the respective Performance Period.

3.	Continuance of Service.

Except as otherwise expressly provided in Section 7 below, the vesting schedule requires continued Service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement; and Service for only a portion of any vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of Participant’s Service as provided in Section 7 below or under the Plan for such vesting period (or for any later vesting period).

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the contractual obligations pursuant to any employment or service commitment agreement if Participant is party to such agreement, or in the absence of such agreement affects Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary Corporation, interferes in any way with the right of the Corporation or any Subsidiary Corporation at any time to terminate Participant’s Service, or affects the right of the Corporation or any Subsidiary Corporation to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his consent thereto.

4.	Limitations on Rights Associated with Performance Units.

The Participant shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights with respect to the Performance Units and any shares of Common Stock underlying or issuable in respect of such Performance Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

5.	Restrictions on Transfer.

Unless otherwise determined by the Committee, neither the Award, nor any interest therein may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

6.	Conversion of Performance Units; Issuance of Common Stock.

On or as soon as administratively practicable following the last day of the respective Performance Period, and in any event, no later than March 15 of the year following the year in which the vesting event occurs (which payment schedule is intended to comply with the “short-term deferral” exemption from the application of Section 409A of the Code), unless such payment is deferred in accordance with the terms and conditions of the Corporation’s non-qualified compensation deferral plans, the Corporation shall deliver to the Participant the respective number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) for the respective installment of the Performance Units (if any) that vest in accordance with Section 2, unless such Performance Units terminate prior to the given vesting date pursuant to Section 7. The Corporation’s obligation to deliver shares of Common Stock with respect to any vested Performance Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Performance Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 14 of the Plan. The Participant shall have no further rights with respect to any Performance Units that are paid or that are terminated pursuant to Section 7.

7.	Effect of Change in Control or Termination of Employment.

7.1 Effect of Change in Control. In the event of a Change in Control, if, within twelve (12) months following a Change in Control, the Participant’s Service is terminated by the Corporation without Cause or the Participant terminates his employment for Good Reason, then the Performance Units shall become immediately 100% vested and the Corporation shall deliver to the Participant one share of Common Stock for each Performance Unit that vested as result of such termination.

7.2 Effect of Termination of Participant’s Service. If the Participant’s Service ceases for any reason (the last day that the Participant’s Service is referred to as the Participant’s “Severance Date”), the Participant’s Performance Units, to the extent unvested on the Severance Date, shall terminate and be forfeited as of the Severance Date.

For purposes of this Agreement, the following terms shall have the following respective meanings.
“Cause” shall have the meaning given to such term in the Employment Agreement.

“Employment Agreement” shall mean the Employment Agreement made as of ________, ____, between the Participant and the Corporation, as may be amended from time to time.

“Good Reason” shall have the meaning given to such term in the Employment Agreement.

If any unvested Performance Units are terminated hereunder, such Performance Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

8.	Adjustments Upon Specified Events.

The Committee may accelerate payment and vesting of the Performance Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 4.2 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Committee shall make adjustments in the number of Performance Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend paid on the Common Stock. Furthermore, the Committee shall adjust the performance measures and performance goals referenced in Exhibit A hereof to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Corporation, (2) any change in accounting policies or practices, (3) the effects of any special charges to the Corporation’s earnings, or (4) any other similar special circumstances.

9.	Tax Withholding.

Subject to Section 16 of the Plan and such rules and procedures as the Committee may impose, upon any distribution of shares of Common Stock in respect of the Award, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value, to satisfy any withholding obligations of the Corporation or its Subsidiary Corporations with respect to such distribution of shares at the minimum applicable withholding rates; provided, however, that the foregoing provision shall not apply in the event that the Participant has, subject to the approval of the Committee, made other provision in advance of the date of such distribution for the satisfaction of such withholding obligations. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Award, the Corporation (or a Subsidiary Corporation) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

10.	Notices.

Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11.	Plan.

The Award and all rights of the Participant under this Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Participant acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

12.	Construction; Section 409A.

It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent. Notwithstanding any provision of this Agreement to the contrary, if the Participant is a “specified employee” as defined in Code Section 409A and, as a result of that status, any portion of the payments under this Agreement would otherwise be subject to taxation pursuant to Code Section 409A, the Participant shall not be entitled to any payments upon a termination of his Service until the earlier of (i) the date which is six (6) months after his termination of Service for any reason other than death, or (ii) the date of the Participant’s death; provided the first such payment thereafter shall include all amounts that would have been paid earlier but for such six (6) month delay. The Corporation and the Participant agree to act reasonably and to cooperate to amend or modify this Agreement to the extent reasonably necessary to avoid the imposition of the tax under Code Section 409A.

13.	Entire Agreement; Applicability of Other Agreements.

This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 17 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. Notwithstanding the foregoing, if the Participant is subject to a written employment, change in control or similar agreement with the Corporation that is in effect as of the Participant’s Severance Date and the Participant would be entitled under the express provisions of such agreement to greater rights with respect to accelerated vesting of the Award in connection with the termination of the Participant’s employment in the circumstances, the provisions of such agreement shall control with respect to such vesting rights, and the corresponding provisions of this Agreement shall not apply.

14.	Limitation on Participant’s Rights.

Participation in this Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation (or applicable Subsidiary Corporation) with respect to amounts credited and benefits payable in cash, if any, with respect to the Performance Units, and rights no greater than the right to receive the Common Stock (or equivalent value) as a general unsecured creditor with respect to Performance Units, as and when payable thereunder.

15.	Forfeiture and Corporation’s Right to Recover Fair Market Value of Shares Received Pursuant to Performance Units.

If, at any time, the Board or the Committee, as the case may be, in its sole discretion determines that any action or omission by Participant constituted (a) wrongdoing that contributed to (i) any material misstatement in or omission from any report or statement filed by the Corporation with the U.S. Securities and Exchange Commission or (ii) a statement, certification, cost report, claim for payment, or other filing made under Medicare or Medicaid that was false, fraudulent, or for an item or service not provided as claimed, (b) intentional or gross misconduct, (c) a breach of a fiduciary duty to the Corporation or a Subsidiary Corporation, (d) fraud or (e) non-compliance with the Corporation’s Code of Business Conduct and Ethics, policies or procedures to the material detriment of the Corporation, then in each such case, commencing with the first fiscal year of the Corporation during which such action or omission occurred, Participant shall forfeit (without any payment therefore) up to 100% of any Performance Units that have not been vested or settled and shall repay to the Corporation, upon notice to Participant by the Corporation, up to 100% of the Fair Market Value of the shares of Common Stock at the time such shares were delivered to the Participant pursuant to the Performance Units during and after such fiscal year. The Board or the Committee, as the case may be, shall determine in its sole discretion the date of occurrence of such action or omission, the percentage of the Performance Units that shall be forfeited and the percentage of the Fair Market Value of the shares of Common Stock delivered pursuant to the Performance Units that must be repaid to the Corporation.

16.	Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.	Section Headings.

The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

 18. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.

EXHIBIT A

PERFORMANCE GOALS

[INSERT APPLICABLE PERFORMANCE GOALS.]